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EXHIBIT (10) h) - DEFERRED COMPENSATION AGREEMENT







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                         DEFERRED COMPENSATION AGREEMENT


          AGREEMENT made as of the 1st day of January, l994, by and between STATE BANK OF LONG ISLAND (hereinafter referred to as "the Bank") and (hereinafter referred to as "the Employee"),

                              W I T N E S S E T H :

          1. The Employee will serve for the term of employment by the Bank, and will devote the time, attention, skill and effort reasonably required to perform competently the duties of any position to which he is elected or appointed.

          2. The Bank will pay the Employee compensation in such amount as the Board of Directors of the Bank ("the Board") may from time to time determine.

          3. The Bank will also pay the Employee deferred compensation as described in Paragraph 5.

          4. (a) The Bank will credit to a book reserve (hereinafter referred to as the "Deferred Compensation Account") established for this purpose, on or before the last day of each calendar year in which the Employee: (i) has been employed by the Bank; and (ii) has been a participant in the State Bancorp, Inc. Employee Stock Ownership Plan ("the Plan"), an amount equal to the difference, if any, between: (iii) the amount which would have been contributed to the Plan in the absence of any limitations imposed by the Internal Revenue Code, as now in effect or as it may be amended from time to time; and (iv) the actual amount contributed.


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          (b)  Funds credited to the Deferred Compensation Account shall be kept in cash, co-mingled with the assets of the Bank or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Board in its discretion. Funds credited to the Deferred Compensation Account shall be credited with interest at a rate which is not less than the Bank's Prime Rate at such time. "Prime Rate" as used in this Agreement, means the rate of interest announced by the Bank as its prime rate as in effect on the first day of each calendar month, which rate shall remain in effect for the subsequent calendar month.

          (c) Title to and beneficial ownership of any assets, whether cash or investments, which the Bank may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Bank, and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Bank.

          5.  The benefits to be paid as deferred compensation are as follows:

          (a) If the Employee ceases to be Employee of the Bank on or after having attained age 60, the Bank shall pay him in thirty-six (36) equal monthly installments an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date. Notwithstanding the foregoing, the total amount payable to the Employee shall be increased semi-annually to reflect the net income on the funds which remain invested in the


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Deferred Compensation Account.  If the Employee dies on or after his 60th birthday and before the thirty-six (36) monthly payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such three (3) year period to his designated beneficiary in the same manner as set forth above.

          (b) If the Employee ceases to be an employee of the Bank for any reason other than death or disability, but before having attained age 60, then the amount in the Deferred Compensation Account shall continue to be invested or held in cash as the Board, in its discretion, may determine and no payments shall be made until the Employee shall have reached age 60, at which time payments shall be made in the same manner and to the same extent as set forth in paragraph 5(a). Notwithstanding the foregoing, if prior to reaching age 60 the Employee dies or becomes disabled, then payments shall be made in the same manner and to the same extent as set forth in paragraph 5(c).

          (c) If the Employee dies or is disabled before attaining age 60 and while an employee of the Bank, then the Bank shall make thirty-six (36) monthly payments to the Employee (if he is disabled) or to his designated beneficiary (if he is deceased), in the same manner and to the same extent as provided in paragraph 5(a).

          (d) If both the Employee and his designated beneficiary die before thirty-six (36) monthly payments are made by the Bank, then the remaining value of the Deferred Compensation Account shall


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be determined as of the date the designated beneficiary died and shall be paid as promptly as possible in one lump sum to the estate of the designated beneficiary.

          (e) The beneficiary is a designated beneficiary for the purposes of this Agreement only as designated by the Employee. The beneficiary is ________________, ____ of the Employee. The Employee may change his designation at any time without the consent of any prior beneficiary. If the Employee dies and there is no designated beneficiary then surviving, the amounts payable under paragraph 5(c) shall be payable to the Employee's estate.

          (f) For the purposes of paragraph 5(c), the Employee will be considered disabled if, on the basis of evidence satisfactory to the Board, the Board finds a mental or physical impairment rendering him unable to serve as an employee of the Bank and the impairment will continue for more than one year.

          (g) The installment payments to be made under paragraphs 5(a) and 5(c) shall commence on January 1 of the calendar year next succeeding the year which the Employee ceases to be an employee of the Bank. The installments payable to the Employee under paragraph 5(b) shall commence on January 1 of the calendar year next succeeding the calendar year in which he attains age 60.

          (h) Notwithstanding anything herein to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over


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a shorter period of time as it may find appropriate, provided, however, installment distributions shall not be made in lesser amounts or over a longer period of time than provided in this paragraph.

          6. Nothing in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Bank and no person other than the Bank shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.

          7. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

          8. If the Board finds that any person to whom a payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be


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paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

          9. Nothing herein shall be construed as conferring upon the Employee the right to continue in the employ of the Bank as an officer or in any other capacity.

          10. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Bank for the benefit of its employees.

          11. The Board shall have full power and authority to interpret, construe and administer this Agreement and the Board's interpretations and construction thereof, the actions thereunder, including any valuation of Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own wilful misconduct or lack of good faith.


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          l2.  This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns and the Employee, his heirs, executors, administrators and legal representatives.

          l3. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

          14. This Agreement may not be amended or modified, except by an agreement in writing signed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             STATE BANK OF LONG ISLAND



                                             BY:
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